EXHIBIT 10.10

AMENDMENT NO. 9 AND AGREEMENT

This AMENDMENT NO. 9 AND AGREEMENT (“Agreement”) entered into and made effective as of March 17, 2008 (“Effective Date”) is among Cano Petroleum, Inc., a Delaware corporation (“Borrower”), the Guarantors (as defined below), the Lenders (as defined below), and Union Bank of California, N.A., as administrative agent for such Lenders (in such capacity, the “Administrative Agent”) and as issuing lender (in such capacity, the “Issuing Lender”).

RECITALS

A.            The Borrower is party to that certain Credit Agreement dated as of November 29, 2005, as heretofore amended (as so amended, the “Credit Agreement”) among the Borrower, the lenders party thereto from time to time (the “Lenders”), the Administrative Agent, and the Issuing Lender.

B.            The Borrower proposes to enter into a Subordinated Credit Agreement dated the date hereof (“Subordinated Credit Agreement”) among the Borrower, UnionBanCal Equities, Inc. as administrative agent (“Subordinated Agent”) and the lenders party thereto from time to time (the “Subordinated Lenders”) pursuant to which the Subordinated Lenders propose to make a single advance term loan in an aggregate amount equal to $15,000,000 (the “Subordinated Loan”) the proceeds of which will be used by the Borrower to prepay a portion of the outstanding Advances under the Credit Agreement.

C.            The Subordinated Lenders are not willing to make the Subordinated Loan unless the Borrower’s obligations with respect thereto and such other obligations arising under or pursuant to the Subordinated Credit Agreement are secured by a junior Lien encumbering the Collateral (“Subordinated Lien”) and guaranteed by the Guarantors under a subordinated guaranty (“Subordinated Guaranty”).

D.            Such Subordinated Loan, Subordinated Lien and Subordinated Guaranty are not permitted under the terms of the Credit Agreement but the Lenders are willing to consent thereto, subject to the terms hereof, and provided that the Subordinated Lenders are willing to enter into that certain Subordination and Intercreditor Agreement to be dated the date hereof which shall have terms satisfactory to the Administrative Agent and the Lenders (“Subordination and Intercreditor”) pursuant to which such Subordinated Loan, Subordinated Lien and Subordinated Guaranty will be subordinated to the Obligations, the Liens granted to the Administrative Agent under the Security Instruments and the Guaranties, respectively.

E.             The parties hereto wish to, subject to the terms and conditions set forth herein, amend certain provisions of the Credit Agreement in order to permit the Borrower to incur the Subordinated Loan, to grant the Subordinated Lien and for the Guarantors to provide the Subordinated Guaranty and to make certain other revisions to the terms thereof.

THEREFORE, the Borrower, the Guarantors, the Lenders, and the Administrative Agent hereby agree as follows:

Section 1.         Defined Terms.  As used in this Agreement, each of the terms defined in the opening paragraph and the Recitals above shall have the meanings assigned to such terms therein.  Each term defined in the Credit Agreement and used herein without definition shall have the meaning assigned to such term in the Credit Agreement, unless expressly provided to the contrary.

Section 2.         Other Definitional Provisions. Article, Section, Schedule, and Exhibit references are to Articles and Sections of and Schedules and Exhibits to this Agreement, unless otherwise specified.  All references to instruments, documents, contracts, and agreements are references to such instruments, documents, contracts, and agreements as the same may be amended, supplemented, and otherwise modified from time to time, unless otherwise specified.  The words “hereof”, “herein”, and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  The term “including” means “including, without limitation,”.  Paragraph headings have been inserted in this Agreement as a matter of convenience for reference only and it is agreed that such paragraph headings are not a part of this Agreement and shall not be used in the interpretation of any provision of this Agreement.

Section 3.         Amendments to Credit Agreement.

(a)      Section 1.01 of the Credit Agreement is hereby amended by adding the following new defined terms in alphabetical order:

“Subordinated Agent” means UnionBanCal Equities Inc., or such other Subordinated Lender serving in the capacity as the “subordinated agent” under the Subordinated Credit Agreement to the extent permitted under the Subordinated Credit Agreement and the Subordination and Intercreditor Agreement.

“Subordinated Credit Agreement” means the Subordinated Credit Agreement dated as of March 17, 2008 among the Borrower, the Subordinated Agent and the Subordinated Lenders, as amended, restated, supplemented or otherwise modified but only to the extent permitted under the terms of the Subordination and Intercreditor Agreement.

“Subordinated Debt” means the “Obligations” as defined in the Subordinated Credit Agreement.

“Subordinated Debt Maturity Date” means the “Maturity Date” as defined in the Subordinated Credit Agreement.

“Subordinated Lenders” means the lenders party to the Subordinated Credit Agreement from time to time.

“Subordinated Loan Documents” means the Subordinated Credit Agreement, the promissory notes executed and delivered pursuant to the Subordinated Credit Agreement, and each other agreement, instrument, or document executed by the Borrower or any of its Subsidiaries or any of their Responsible Officers in connection with the Subordinated Credit Agreement.

“Subordination and Intercreditor Agreement” means that certain Subordination and Intercreditor Agreement, which shall be in a form acceptable to the Administrative Agent and the Lenders, dated as of March 17, 2008 among the Administrative Agent, the Borrower, the Guarantors, the Lenders, the Subordinated Agent and the Subordinated Lenders.

(b)      Section 1.01 of the Credit Agreement is hereby amended by deleting the defined term “Loan Documents” in its entirety and replacing it with the following:

“Loan Documents” means this Agreement, the Notes, the Letter of Credit Documents, the Guaranties, the Security Instruments, the Collateral Trust and Intercreditor Agreement, and each other agreement, instrument, or document executed by the Borrower, any Guarantor, or any of the Borrower’s or a Guarantor’s Subsidiaries or any of their officers at any time in connection with this Agreement.

(c)      Section 5.06 of the Credit Agreement is hereby amended by re-lettering clause (p) therein as clause (q) and adding the following new clause (p) to appear above such clause:

(p)          USA Patriot Act.  Promptly, following a request by any Lender, all documentation and other information that such Lender reasonably requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the USA Patriot Act; and

(d)      Section 4.14(a) of the Credit Agreement is hereby amended by replacing the first sentence therein with the following:

Other than those identified on Schedule 4.14(a), neither the Borrower nor any Guarantor is a party to any indenture, loan, or credit agreement or any lease or other agreement or instrument or subject to any charter or corporate restriction or provision of applicable law or governmental regulation that could reasonably be expected to cause a Material Adverse Change.

(e)      Section 5.12 of the Credit Agreement is hereby replaced in its entirety with the following:

Section 5.12    Hedging Arrangements.  The Borrower shall maintain (a) each Hydrocarbon Hedge Agreement that is in place as of the effective date of the Amendment No. 5 and Agreement which amends this Agreement until the stated maturity of such Hydrocarbon Hedge Agreement and (b)  Hydrocarbon Hedge Agreements covering no less than 50% and no more than 85% of the production volumes attributable to “proved, developed and producing” Proven Reserves of the Borrower’s and its Subsidiaries’ Oil and Gas Properties for a minimum period of at least three years as of the end of December 31, 2006 and as of the end of each six month period ending thereafter, and at a minimum price floor as required by the Majority Lenders from time to time.

(f)       Section 6.01 of the Credit Agreement is hereby amended by replacing clause (a) therein in its entirety with the following:

(a)          Liens securing the Obligations and Liens securing the Subordinated Debt to the extent permitted under the Subordination and Intercreditor Agreement;

(g)      Section 6.02 of the Credit Agreement is hereby amended by replacing clause (b) therein in its entirety with the following:

(b)          the Subordinated Debt.

(h)      Section 6.03 of the Credit Agreement is hereby replaced in its entirety with the following:

Section 6.03    Agreements Restricting Liens and Distributions.  The Borrower shall not, nor shall it permit any of its Subsidiaries to, create, incur, assume or permit to exist any contract, agreement or understanding (other than this Agreement, the Security Instruments or the Subordinated Loan Documents) which in any way prohibits or restricts the granting, conveying, creation or imposition of any Lien on any of its Property, whether now owned or hereafter acquired, to secure the Obligations or restricts any Subsidiary from paying dividends to the Borrower, or which requires the consent of or notice to other Persons in connection therewith.

(i)       Section 6.14 of the Credit Agreement is hereby replaced in its entirety with the following:

Section 6.14    Limitation on Speculative Hedging.  Other than the Hedge Contracts required to be entered into and maintained pursuant to Section 5.12 hereof, the Borrower shall not, nor shall it permit any of its Subsidiaries to, (a) purchase, assume, or hold a speculative position in any commodities market or futures market or enter into any Hydrocarbon Hedge Agreement, Interest Hedge Agreement or similar hedge arrangement for speculative purposes, or (b) be party to or otherwise enter into any Hedge Contract which (i) is entered into for reasons other than as a part of its normal business operations as a risk management strategy and/or hedge against changes resulting from market conditions related to the Borrower’s operations, (ii) covers notional volumes in excess of 85% of the anticipated production volumes attributable to Proven Reserves of the Borrower and its Subsidiaries during the period such hedge arrangement is in effect, or (iii) is longer than three years in duration.

(j)       Section 6.20 of the Credit Agreement is hereby replaced in its entirety with the following:

Section 6.20    Subordinated Debt.  Except as otherwise permitted by the terms of the Subordination and Intercreditor Agreement, neither the Borrower nor any of its Subsidiaries shall (b) make any optional, mandatory or scheduled payments on account of principal (whether by redemption, purchase, retirement, defeasance, set-off or otherwise), interest, premiums and fees in respect of the Subordinated Debt, or (b) amend, supplement or otherwise modify the terms of the Subordinated Debt.

(k)      Section 7.02 of the Credit Agreement is hereby amended by replacing clause (q) and clause (r) in their entirety with the following:

(q)          Subordinated Credit Agreement.  An “Event of Default” under the Subordinated Credit Agreement shall have occurred.

(r)           Subordination and Intercreditor Agreement.  The subordination provisions of the Subordination and Intercreditor Agreement shall be invalidated or otherwise cease to be in full force and effect.

(l)       Section 7.06 of the Credit Agreement is hereby amended by replacing clause (c) in its entirety with the following:

(c)           Third, the remainder, if any, to the Subordinated Agent as required under the Subordination and Intercreditor Agreement and if such Subordination and Intercreditor Agreement has been terminated, then to the Borrower, its Subsidiaries, their respective successors or assigns, or such other Person as may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

(m)     Section 9.01 of the Credit Agreement is hereby amended by replacing clause (k) in its entirety with the following:

(k)          amend or waive any provision of, nor consent to any departure by any party thereto from, the Subordination and Intercreditor Agreement,

(n)      Schedule 4.07 which is attached to the Credit Agreement is hereby replaced in its entirety with the Schedule 4.07 attached to this Agreement.

(o)      Schedule 4.14(a) attached to this Agreement is hereby added to the Credit Agreement as a new Schedule 4.14(a).

Section 4.         Mandatory Prepayment.  The Borrower shall prepay the outstanding Advances under the Credit Agreement with proceeds from the Subordinated Loan made by the Subordinated Lenders on the date hereof, together with accrued interest on the principal amount prepaid and amounts, if any, required to be paid pursuant to Section 2.12  of the Credit Agreement as a result of such prepayment being made on the date hereof.  The failure to comply with this Section 4 shall be an immediate Event of Default under the Credit Agreement.

Section 5.         Subordination and Intercreditor Agreement.  The Administrative Agent is hereby authorized on behalf of the Lenders for the Lenders and its Affiliates that are Swap Counterparties to enter into the Subordination and Intercreditor Agreement.  A copy of such Subordination and Intercreditor Agreement will be made available to each Secured Party on the Effective Date and thereafter upon request.  Each Lender and each Swap Counterparty (by receiving the benefits thereunder and of the Collateral) acknowledges and agrees to the terms of such Subordination and Intercreditor Agreement and agrees that the terms thereof shall be binding on such Secured Party and its successors and assigns, as if it were a party thereto.

Section 6.         Copies of Subordinated Loan Documents.  As requested by the Administrative Agent, the Borrower shall deliver copies of the Subordinated Credit Agreement and each other agreement, instrument, or document executed by the Borrower or any of its

Subsidiaries or any of their Responsible Officers at any time in connection with the Subordinated Credit Agreement to the Administrative Agent.

Section 7.         Borrower Representations and Warranties.  The Borrower represents and warrants that: (a) after giving effect to this Agreement, the representations and warranties contained in the Credit Agreement and the representations and warranties contained in the other Loan Documents are true and correct in all material respects on and as of the Effective Date as if made on as and as of such date except to the extent that any such representation or warranty expressly relates solely to an earlier date, in which case such representation or warranty is true and correct in all material respects as of such earlier date; (b) after giving effect to this Agreement, no Default has occurred and is continuing; (c) the execution, delivery and performance of this Agreement are within the corporate power and authority of the Borrower and have been duly authorized by appropriate corporate and governing action and proceedings; (d) this Agreement constitutes the legal, valid, and binding obligation of the Borrower enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the rights of creditors generally and general principles of equity; (e) there are no governmental or other third party consents, licenses and approvals required in connection with the execution, delivery, performance, validity and enforceability of this Agreement; and (f) the Liens under the Security Instruments are valid and subsisting and secure Borrower’s obligations under the Loan Documents.

Section 8.         Guarantors Representations and Warranties.  Each Guarantor represents and warrants that: (a) after giving effect to this Agreement, the representations and warranties contained in the Guaranty and the representations and warranties contained in the other Loan Documents are true and correct in all material respects on and as of the Effective Date as if made on as and as of such date except to the extent that any such representation or warranty expressly relates solely to an earlier date, in which case such representation or warranty is true and correct in all material respects as of such earlier date; (b) after giving effect to this Agreement, no Default has occurred and is continuing; (c) the execution, delivery and performance of this Agreement are within the corporate, limited liability company, or partnership power and authority of such Guarantor and have been duly authorized by appropriate corporate, limited liability company, or partnership action and proceedings; (d) this Agreement constitutes the legal, valid, and binding obligation of such Guarantor enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the rights of creditors generally and general principles of equity; (e) there are no governmental or other third party consents, licenses and approvals required in connection with the execution, delivery, performance, validity and enforceability of this Agreement; (f) it has no defenses to the enforcement of the Guaranty; and (g) the Liens under the Security Instruments are valid and subsisting and secure such Guarantor’s and the Borrower’s obligations under the Loan Documents.

Section 9.         Conditions to Effectiveness.  This Agreement and the amendments to the Credit Agreement provided herein shall become effective on the Effective Date and enforceable against the parties hereto upon the occurrence of the following conditions precedent:

(a)           The Administrative Agent shall have received multiple original counterparts, as requested by the Administrative Agent, of (i) this Agreement duly and validly executed and delivered by duly authorized officers of the Borrower, the Guarantors, the Administrative Agent, and the Lenders, and (ii) the Subordination and Intercreditor Agreement duly and validly executed and delivered by the authorized officers of the Administrative Agent, the Lenders, the Subordinated Agent, the Subordinated Lenders, the Borrower and the Guarantors.

(b)           No Default shall have occurred and be continuing as of the Effective Date.

(c)           The representations and warranties in this Agreement shall be true and correct in all material respects.

(d)           The Borrower shall have paid all fees and expenses of the Administrative Agent’s outside legal counsel and other consultants pursuant to all invoices presented for payment on or prior to the Effective Date.

(e)           The Administrative Agent Borrower shall have received evidence satisfactory to it that concurrently with the entering into this Agreement, the Borrower shall have entered into the Subordinated Credit Agreement, the terms and conditions thereof shall be reasonably satisfactory to the Administrative Agent and the Lenders and the conditions precedent set forth in Section 3.01 of the Subordinated Credit Agreement shall have been satisfied or waived in writing.

Section 10.      Acknowledgments and Agreements.

(a)      The Borrower acknowledges that on the date hereof all Obligations are payable without defense, offset, counterclaim or recoupment.

(b)      The Administrative Agent and the Lenders hereby expressly reserve all of their rights, remedies, and claims under the Loan Documents.  Nothing in this Agreement shall constitute a waiver or relinquishment of (i) any Default or Event of Default under any of the Loan Documents, (ii) any of the agreements, terms or conditions contained in any of the Loan Documents, (iii) any rights or remedies of the Administrative Agent or any Lender with respect to the Loan Documents, or (iv) the rights of the Administrative Agent or any Lender to collect the full amounts owing to them under the Loan Documents.

(c)      Each of the Borrower, the Guarantors, Administrative Agent, and Lenders does hereby adopt, ratify, and confirm the Credit Agreement, as amended hereby, and acknowledges and agrees that the Credit Agreement, as amended hereby, is and remains in full force and effect, and the Borrower and the Guarantors acknowledge and agree that their respective liabilities and obligations under the Credit Agreement, as amended hereby, and the Guaranty, are not impaired in any respect by this Agreement.

(d)      From and after the Effective Date, all references to the Credit Agreement and the Loan Documents shall mean such Credit Agreement and such Loan Documents as amended by this Agreement.

(e)      This Agreement is a Loan Document for the purposes of the provisions of the other Loan Documents.  Without limiting the foregoing, any breach of representations,

warranties, and covenants under this Agreement shall be a Default or Event of Default, as applicable, under the Credit Agreement.

Section 11.      Reaffirmation of the Guaranty.  Each Guarantor hereby ratifies, confirms, acknowledges and agrees that its obligations under the Guaranty are in full force and effect and that such Guarantor continues to unconditionally and irrevocably guarantee the full and punctual payment, when due, whether at stated maturity or earlier by acceleration or otherwise, all of the Guaranteed Obligations (as defined in the Guaranty), as such Guaranteed Obligations may have been amended by this Agreement, and its execution and delivery of this Agreement does not indicate or establish an approval or consent requirement by such Guarantor under the Guaranty in connection with the execution and delivery of amendments, consents or waivers to the Credit Agreement, the Notes or any of the other Loan Documents.

Section 12.      Counterparts.  This Agreement may be signed in any number of counterparts, each of which shall be an original and all of which, taken together, constitute a single instrument.  This Agreement may be executed by facsimile signature and all such signatures shall be effective as originals.

Section 13.      Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted pursuant to the Credit Agreement.

Section 14.      Invalidity.  In the event that any one or more of the provisions contained in this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement.

Section 15.      Governing Law.  This Agreement shall be deemed to be a contract made under and shall be governed by and construed in accordance with the laws of the State of Texas.

Section 16.      Entire Agreement. THIS AGREEMENT, THE CREDIT AGREEMENT AS AMENDED BY THIS AGREEMENT, THE NOTES, AND THE OTHER LOAN DOCUMENTS CONSTITUTE THE ENTIRE UNDERSTANDING AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDE ANY PRIOR AGREEMENTS, WRITTEN OR ORAL, WITH RESPECT THERETO.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

[SIGNATURES BEGIN ON NEXT PAGE]

EXECUTED effective as of the date first above written.

BORROWER:	CANO PETROLEUM, INC.

	By:	/s/ Morris B. Smith
Morris B. Smith,
Senior Vice President and
Chief Financial Officer

GUARANTORS:	SQUARE ONE ENERGY, INC.
LADDER COMPANIES, INC.
W.O. ENERGY OF NEVADA, INC.
WO ENERGY, INC.
PANTWIST, LLC
CANO PETRO OF NEW MEXICO, INC.

	Each by:	/s/ Morris B. Smith
Morris B. Smith,
Vice President and
Chief Financial Officer

W.O. OPERATING COMPANY, LTD.
By: WO Energy, Inc., its general partner

	By:	/s/ Morris B. Smith
Morris B. Smith,
Vice President and
Chief Financial Officer

W.O. PRODUCTION COMPANY, LTD.
By: WO Energy, Inc., its general partner

	By:	/s/ Morris B. Smith
Morris B. Smith,
Vice President and
Chief Financial Officer

Signature Page to Amendment No. 9 and Agreement

ADMINISTRATIVE AGENT/
ISSUING LENDER/LENDER:	UNION BANK OF CALIFORNIA, N.A.,

	By:	/s/ Randall Osterberg
Randall Osterberg
Senior Vice President

Signature Page to Amendment No. 9 and Agreement

NATIXIS, as a Lender

By:	/s/ Donovan C. Broussard
Name:	Donovan C. Broussard
Title:	Managing Director

By:	/s/ Liana Tchernysheva
Name:	Liana Tchernysheva
Title:	Director

Signature Page to Amendment No. 9 and Agreement

Schedule 4.07

Burnett:

On March 23, 2006, the following lawsuit was filed in the 100th Judicial District Court in Carson County, Texas; Cause No. 9840, The Tom L. and Anne Burnett Trust, by Anne Burnett Windfohr, Windi Phillips, Ben Fortson, Jr., George Beggs, III and Ed Hudson, Jr. as Co-Trustees; Anne Burnett Windfohr; and Burnett Ranches, Ltd. v. Cano Petroleum, Inc., W.O. Energy of Nevada, Inc., W. O. Operating Company, Ltd, and WO Energy, Inc.  The plaintiffs claim that the electrical wiring and equipment of Cano or certain of its subsidiaries relating to oil and gas operations started a wildfire that began on March 12, 2006 in Carson County.  The owner of the remainder of the mineral estate, Texas Christian University, has intervened in the suit joining the plaintiffs’ request to terminate certain oil and natural gas leases.

The plaintiffs in the above action (i) allege negligence and (ii) seek damages, including, but not limited to, damages for damage to their land and livestock, certain expenses related to fighting the fire and certain remedial expenses totaling approximately $1.7 million to $1.8 million.  In addition, the plaintiffs seek (i) termination of certain oil and natural gas leases, (ii) reimbursement for their attorney’s fees (in the amount of at least $549,000) and (iii) exemplary damages.  The plaintiffs also claim that Cano and its subsidiaries are jointly and severally liable as a single business enterprise and/or a general partnership or de facto partnership.

On June 21, 2007, the Judge of the 100th Judicial District Court issued a Final Judgment (a) granting motions for summary judgment in favor of Cano and certain of its subsidiaries on plaintiffs’ claims for (i) breach of contract/termination of an oil and gas lease; and (ii) negligence; and (b) granting the plaintiffs’ no-evidence motion for summary judgment on contributory negligence, assumption of risk, repudiation and estoppel affirmative defenses asserted by Cano and certain of its subsidiaries.  The Final Judgment has been appealed.

Adcock:

On April 28, 2006, the following lawsuit was filed in the 31st Judicial District Court of Roberts County, Texas, Cause No. 1922, Robert and Glenda Adcock, et al. v. Cano Petroleum, Inc., W.O. Energy of Nevada, Inc., W. O. Operating Company, Ltd, and WO Energy, Inc. (“Adcock”).  There are 47 plaintiffs and three groups of intervenors that claim that the electrical wiring and equipment of Cano or certain of its subsidiaries relating to oil and gas operations started a wildfire that began on March 12, 2006 in Carson County.

The plaintiffs and intervenors (i) allege negligence, res ipsa loquitor, trespass and nuisance and (ii) seek damages, including, but not limited to, damages to their land, buildings and livestock and certain remedial expenses totaling $11,297,684.  In addition, the plaintiffs and intervenors seek (i) reimbursement for their attorney’s fees and (ii) exemplary damages.  The plaintiffs also claim that Cano and its subsidiaries are jointly and severally liable as a single business enterprise and/or a general partnership or de facto partnership.  On August 28, 2007, one of the intervenors, Travelers Lloyds Insurance Company, filed a Notice of Nonsuit requesting the court to sign an order dismissing its claims, which seek approximately $367,627 of total damages, without prejudice.   The Court granted the Nonsuit on September 12, 2007.

On September 25, 2007, the Texas Judicial Panel on Multidistrict Litigation granted Cano Petroleum, Inc., W.O. Energy of Nevada, Inc., W. O. Operating Company, Ltd, and WO Energy, Inc.’s motion to transfer and transferred the Adcock case to the Honorable Paul Davis, retired judge of the 200th District Court of Travis County, Texas.  No further action will be taken in the 31st District Court until the 200th District Court resolves all pretrial matters and remands this case to the 31st District Court for trial.

Hutchison:

On April 10, 2006, the following lawsuit was filed in the 31st Judicial District Court of Roberts County, Texas, Cause No. 1920, Joseph Craig Hutchison and Judy Hutchison v. Cano Petroleum, Inc., W.O. Energy of Nevada, Inc., W. O. Operating Company, Ltd, and WO Energy, Inc. (“Hutchison”).  The plaintiffs claim that the electrical wiring and equipment of Cano or certain of its subsidiaries relating to oil and gas operations started a wildfire that began on March 12, 2006 in Carson County.  The plaintiffs (i) allege negligence and trespass and (ii) seek damages including, but not limited to, damages to their land and certain remedial expenses.  In addition, the plaintiffs seek exemplary damages.

On September 25, 2007, the Texas Judicial Panel on Multidistrict Litigation granted the Company’s motion to transfer and transferred this case to the Honorable Paul Davis, retired judge of the 200th District Court of Travis County, Texas.  No further action will be taken in the 31st District Court until the 200th District Court resolves all pretrial matters and remands this case to the 31st District Court for trial.

On October 3, 2007, Firstbank Southwest, as Trustee for the John and Eddalee Haggard Trust, intervened in the consolidated case in the 200th District Court of Travis County, Texas as part of the Hutchinson case.  The intervenor claims that the electrical wiring and equipment of Cano or certain of its subsidiaries relating to oil and gas operations started a wildfire that began on March 12, 2006 in Carson County.  The intervenor (i) alleges negligence and (ii) seeks damages, including, but not limited to, damages to its land and certain remedial expenses.  In addition, the intervenor seeks exemplary damages.

Chisum:

On May 1, 2006, the following lawsuit was filed in the 31st Judicial District Court of Roberts County, Texas, Cause No. 1923, Chisum Family Partnership, Ltd. v. Cano, W.O. Energy of Nevada, Inc., W. O. Operating Company, Ltd, and WO Energy, Inc. (“Chisum”).  The plaintiff claims that the electrical wiring and equipment of Cano or certain of its subsidiaries relating to oil and gas operations started a wildfire that began on March 12, 2006 in Carson County.  The plaintiff (i) alleges negligence and trespass and (ii) seeks damages, including, but not limited to, damages to its land and certain remedial expenses.  In addition, the plaintiff seeks exemplary damages.

On September 25, 2007, the Texas Judicial Panel on Multidistrict Litigation granted the Company’s motion to transfer and transferred this case to the Honorable Paul Davis, retired judge of the 200th District Court of Travis County, Texas.  No further action will be taken in the 31st District Court until the 200th District Court resolves all pretrial matters and remands this case to the 31st District Court for trial.

Martinez:

On July 3, 2006, the following lawsuit was filed in the 31st Judicial District Court of Roberts County, Texas, Cause No. 1928, Rebecca Lee Martinez, et al v. Cano Petroleum, Inc., W.O. Energy of Nevada, Inc., W. O. Operating Company, Ltd., and WO Energy, Inc. (“Martinez”).  The plaintiffs claim that the electrical wiring and equipment of Cano or certain of its subsidiaries relating to oil and gas operations started a wildfire that began on March 12, 2006 in Carson County, Texas.  The plaintiffs (i) allege negligence and (ii) seek undisclosed damages for the wrongful death of two relatives, Gerardo Villarreal and Medardo Garcia, who they claim died as a result of the fire.  An additional heir of one of Medardo Garcia has intervened in this case alleging similar claims.

On September 25, 2007, the Texas Judicial Panel on Multidistrict Litigation granted Cano Petroleum, Inc., W.O. Energy of Nevada, Inc., W. O. Operating Company, Ltd, and WO Energy, Inc.’s motion to transfer and transferred the Martinez case to the Honorable Paul Davis, retired judge of the 200th District Court of Travis County, Texas.  No further action will be taken in the 31st District Court until the 200th District Court resolves all pretrial matters and remands this case to the 31st District Court for trial.

The plaintiffs and intervenor nonsuited this case on December 19, 2007 and refiled in the 348th Judicial District Court of Tarrant County, Texas as part of the Valenzuela case described below.

Villarreal:

On August 9, 2006, the following lawsuit was filed in the 233rd Judicial District Court of Gray County, Texas, Yolanda Villarreal, Individually and on behalf of the Estate of Gerardo Villarreal v. Cano Petroleum, Inc., W.O. Energy of Nevada, Inc., W. O. Operating Company, Ltd., and WO Energy, Inc. (“Villarreal”).  The plaintiffs claim that the electrical wiring and equipment of Cano or certain of its subsidiaries relating to oil and gas operations started a wildfire that began on March 12, 2006 in Carson County, Texas. The plaintiffs (i) allege negligence and (ii) seek undisclosed damages, including exemplary damages, for the wrongful death of Gerardo Villarreal who they claim died as a result of the fire.  The plaintiffs also claim that Cano and its subsidiaries are jointly and severally liable under vicarious liability theories.  Relatives of Roberto Chavira have intervened in the case alleging similar claims regarding the death of Roberto Chavira.

On September 25, 2007, the Texas Judicial Panel on Multidistrict Litigation granted Cano Petroleum, Inc., W.O. Energy of Nevada, Inc., W. O. Operating Company, Ltd, and WO Energy, Inc.’s motion to transfer and transferred the Martinez case to the Honorable Paul Davis, retired judge of the 200th District Court of Travis County, Texas.  No further action will be taken in the 233rd District Court until the 200th District Court resolves all pretrial matters and remands this case to the 233rd District Court for trial.

SPS:

On March 14, 2007, the following lawsuit was filed in 100th Judicial District Court in Carson County, Texas; Cause No. 9994, Southwestern Public Service Company d/b/a Xcel Energy v. Cano Petroleum, Inc., W.O. Energy of Nevada, Inc., W. O. Operating Company, Ltd, and WO Energy, Inc. (“SPS”). The plaintiff claims that the electrical wiring and equipment of Cano or certain of its subsidiaries relating to oil and gas operations started a wildfire that began on March 12, 2006 in Carson County.  The plaintiff (i) alleges negligence and breach of contract and (ii) seeks $1,876,000 in damages for loss and damage to transmission and distribution equipment, utility poles, lines and other equipment.  In addition, the plaintiff seeks reimbursement for its attorney’s fees.

On May 15, 2007, William L. Arrington, William M. Arrington and Mark and Le’Ann Mitchell intervened in the lawsuit.  The intervenors (i) allege negligence, res ipsa loquitor, nuisance, and trespass and (ii) seek damages, including, but not limited to, damages to their land, buildings and livestock and certain remedial expenses totaling approximately $201,280.  In addition, the intervenors seek (i) reimbursement for their attorney’s fees and (ii) exemplary damages.  The intervenors also claim that Cano and its subsidiaries are jointly and severally liable as a single business enterprise and/or as a partnership or de facto partnership.

On September 25, 2007, the Texas Judicial Panel on Multidistrict Litigation granted Cano Petroleum, Inc., W.O. Energy of Nevada, Inc., W. O. Operating Company, Ltd, and WO Energy, Inc.’s motion to transfer and transferred the SPS case to the Honorable Paul Davis, retired judge of the 200th District Court of Travis County, Texas.  No further action will be taken in the 100th District Court until the 200th District Court resolves all pretrial matters and remands this case to the 100th District Court for trial.

On January 10, 2008, Philip L. Fletcher intervened in the consolidated case in the 200th District Court of Travis County, Texas as part of the SPS case.  The intervenor (i) alleges negligence, trespass and nuisance and (ii) seeks damages, including, but not limited to, damages to his livestock.  In addition, the intervenor seeks (i) reimbursement for his attorney’s fees and (ii) exemplary damages.  The intervenor also claims that Cano and its subsidiaries are jointly and severally liable as a single business enterprise and/or as a partnership or de facto partnership.

On January 15, 2008, the Jones and McMordie Ranch Partnership intervened in the consolidated case in the 200th District Court of Travis County, Texas as part of the SPS case.  The intervenor (i) alleges negligence, trespass and nuisance and (ii) seeks damages, including, but not limited to, damages to its land.  In addition, the intervenor seeks exemplary damages.  The intervenor also claims that Cano and its subsidiaries are jointly and severally liable as a single business enterprise and/or as a partnership or de facto partnership.

Burgess:

On May 2, 2007, the following lawsuit was filed in the 84th Judicial District Court of Hutchinson County, Texas, Cause No. 37,619, Gary and Genia Burgess, et al. v. Cano Petroleum, Inc., W.O. Energy of Nevada, Inc., W.O. Operating, Ltd. and WO Energy, Inc. (“Burgess”).  Eleven plaintiffs claim that electrical wiring and equipment relating to oil and gas operations of the Company or certain of its subsidiaries started a wildfire that began on March 12, 2006 in Carson County, Texas.  The plaintiffs (i) allege negligence, res ipsa loquitor, nuisance, and trespass and (ii) seek damages, including, but not limited to, damages to their land, buildings and livestock and certain remedial expenses totaling approximately $1,152,480.  In addition, the plaintiffs seek (i) reimbursement for their attorney’s fees and (ii) exemplary damages.  The plaintiffs also claim that Cano and its subsidiaries are jointly and severally liable as a single business enterprise and/or as a partnership or de facto partnership.

On September 25, 2007, the Texas Judicial Panel on Multidistrict Litigation granted Cano Petroleum, Inc., W.O. Energy of Nevada, Inc., W. O. Operating Company, Ltd, and WO Energy, Inc.’s motion to transfer and transferred the Burgess case to the Honorable Paul Davis, retired judge of the 200th District Court of Travis County, Texas.  No further action will be taken in the 84th District Court until the 200th District Court resolves all pretrial matters and remands this case to the 84th District Court for trial.

MDL Case:

On September 25, 2007, the Texas Judicial Panel on Multidistrict Litigation granted Cano Petroleum, Inc., W.O. Energy of Nevada, Inc., W. O. Operating Company, Ltd, and WO Energy, Inc.’s Motion to Transfer Related Cases to Pretrial Court pursuant to Texas Rule of Judicial Administration 13.  The Panel transferred to a single pretrial court for consideration of pretrial matters of all pending cases (Adcock, Chisum, Hutchison, Villarreal, Martinez, Southwestern Public Service Company d/b/a Xcel Energy, Burgess, identified above) that assert claims against the Company and its subsidiaries related to wildfires beginning on March 12, 2006.  The Panel transferred all pending cases to the Honorable Paul Davis, retired judge of the 200th District Court of Travis County, Texas.  On October 19, 2007, the Court entered a Case Management Order settling deadlines for completion of discovery in January and February of 2008 and a hearing date for summary judgment motions on April 14, 2008.

On December 19, 2007, the plaintiffs and intervenor in the Martinez case nonsuited their claims in the MDL Case.

Valenzuela:

On December 18, 2007, the following lawsuit was filed in the 348th Judicial District Court of Tarrant County, Texas, Cause No. 348-227907-07, Norma Valenzuela, et al. v. Cano Petroleum, Inc., W.O. Energy of Nevada, Inc., W.O. Operating, Ltd. and WO Energy, Inc. (“Valenzuela”).  Six plaintiffs, including the two plaintiffs and intervenor from the nonsuited Martinez case, claim that the electrical wiring and equipment of Cano or certain of its subsidiaries relating to oil and gas operations started a wildfire that began on March 12, 2006 in Carson County.  The plaintiffs (i) allege negligence and (ii) seek undisclosed damages for the wrongful death of four relatives, Manuel Dominguez, Roberto Chavira, Gerardo Villarreal and Medardo Garcia, who they claim died as a result of the fire.  In addition, plaintiffs seek (i) reimbursement for their attorney’s fees and (ii) exemplary damages.  The plaintiffs also claim that Cano and its subsidiaries are jointly and severally liable as a single business enterprise and/or as a partnership or de facto partnership.  Cano and its subsidiaries filed a Motion to Dismiss or, in the Alternative, to Transfer Venue and a Notice of Tag Along transferring the case to the MDL Case in the 200th Judicial District Court of Travis County, Texas.

Abraham Equine:

On February 11, 2008, the following lawsuit was filed in the 48th Judicial District Court of Tarrant County, Texas, Cause No.
048-228763-08, Abraham Equine, Inc. v. Cano Petroleum, Inc., W.O. Energy of Nevada, Inc., W.O. Operating, Ltd. and WO Energy, Inc. (“Abraham Equine”).  The plaintiff claims that the electrical wiring and equipment of Cano or certain of its subsidiaries relating to oil and gas operations started a wildfire that began on March 12, 2006 in Carson County.  The plaintiff (i) alleges negligence, trespass and nuisance and (ii) seeks damages, including, but not limited to, damages to its land, livestock and lost profits.  In addition, the plaintiff seeks (i) reimbursement for its attorney’s fees and (ii) exemplary damages.  The plaintiff also claims that Cano and its subsidiaries are jointly and severally liable as a single business enterprise and/or a general partnership or de facto partnership.  Cano and its subsidiaries filed a Motion to Dismiss or, in the Alternative, to Transfer Venue and a Notice of Tag Along transferring the case to the MDL Case in the 200th Judicial District Court of Travis County, Texas.

Pfeffer:

On March 10, 2008, the following lawsuit was filed in the 352nd Judicial District Court of Tarrant County, Texas, Cause No. 352-229256-08, Gary Pfeffer v. Cano Petroleum, Inc., W.O. Energy of Nevada, Inc., W.O. Operating, Ltd. and WO Energy, Inc. (“Pfeffer”).  Cano and its subsidiaries have not yet been served with the lawsuit.  The plaintiff claims that the electrical wiring and equipment of Cano or certain of its subsidiaries relating to oil and gas operations started a wildfire that began on March 12, 2006 in Carson County.  The plaintiff (i) alleges negligence, trespass and nuisance, (ii) seeks undisclosed damages for the wrongful death of his father, Bill W. Pfeffer, who he claims died as a result of the fire and (iii) seeks undisclosed damages, including, but not limited to, damages to his parents’ home and property.  In addition, the plaintiff seeks exemplary damages.  The plaintiff also claims that Cano and its subsidiaries are jointly and severally liable as a general partnership or de facto partnership.  Cano and its subsidiaries will file a Motion to Transfer Venue and a Notice of Tag Along transferring the case to the MDL Case in the 200th Judicial District Court of Travis County, Texas.

Ayers:

On March 11, 2008, the following lawsuit was filed in the 141st Judicial District Court of Tarrant County, Texas, Cause No. 141-229281-08, Pamela Ayers, et al. v. Cano Petroleum, Inc., W.O. Energy of Nevada, Inc., W.O. Operating, Ltd. and WO Energy, Inc.  Cano and its subsidiaries have not yet been served with the lawsuit.  The plaintiffs claim that the electrical wiring and equipment of Cano or certain of its subsidiaries relating to oil and gas operations started a wildfire that began on March 12, 2006 in Carson County.  The plaintiffs (i) allege negligence and (ii) seek undisclosed damages for the wrongful death of their mother, Kathy Ryan, who they claim died as a result of the fire.  In addition, the plaintiffs seek exemplary damages.  The plaintiffs also claim that Cano and its subsidiaries are jointly and severally liable as a single business enterprise and/or general partnership or de facto partnership.  Cano and its subsidiaries will file a Motion to Transfer Venue and a Notice of Tag Along transferring the case to the MDL Case in the 200th Judicial District Court of Travis County, Texas.

Travelers:

On March 12, 2008, the following lawsuit was filed in the 17th Judicial District Court of Tarrant County, Texas, Cause No. 017-229316-08, The Travelers Lloyds Insurance Company and Travelers Lloyds of Texas Insurance Company v. Cano Petroleum, Inc., W.O. Energy of

Nevada, Inc., W.O. Operating, Ltd. and WO Energy, Inc.  Cano and its subsidiaries have not yet been served with the lawsuit.  The plaintiffs claim that the electrical wiring and equipment of Cano or certain of its subsidiaries relating to oil and gas operations started a wildfire that began on March 12, 2006 in Carson County.  The plaintiffs (i) allege negligence, res ipsa loquitor, and trespass and (ii) claim they are subrogated to the rights of their insureds for damages to their buildings and building contents totaling $447,764.60.  The plaintiffs also claim that Cano and its subsidiaries are jointly and severally liable as a single business enterprise and/or general partnership or de facto partnership.  Cano and its subsidiaries will file a Motion to Transfer Venue and a Notice of Tag Along transferring the case to the MDL Case in the 200th Judicial District Court of Travis County, Texas.

Tolling Agreement:

On January 29, 2008, Cano Petroleum, Inc., W.O. Energy of Nevada, Inc., W.O. Operating, Ltd. and WO Energy, Inc. entered into a confidential tolling agreement with two claimants, which preserved their ability to bring claims against Cano and its subsidiaries arising out of, or related to, wildfires that allegedly began on March 12, 2006 in Carson County.

Schedule 4.14(a)

AGREEMENTS WHICH COULD CREATE A MATERIAL ADVERSE CHANGE

Credit Agreement among Cano Petroleum, Inc. as Borrower, The Lenders Party hereto from time to time, as Lenders, and Union Bank of California, N.A., as Administrative Agent, dated November 29, 2005, including its amendments (1-9) and all associated agreements.

Securities Purchase Agreement dated August 25, 2006 by and among Cano Petroleum, Inc. and the Buyers listed therein.

Certificate of Designations, Preferences and Rights of Series D Convertible Preferred Stock of Cano Petroleum, Inc. filed August 31, 2006 with the Delaware Secretary of State.